UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 17, 2003

HAGGAR CORP.

(Exact name of registrant as specified in its charter)

NEVADA	0-20850	75-2187001
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6113 Lemmon Avenue

Dallas, Texas  75209

(Address of principal executive offices including zip code)

(214) 352-8481

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Item 5.            Other Events.

In a press release dated February 17, 2003, a copy of which is attached as Exhibit 99.1 to this report and is incorporated into this Item 5 by reference, the Board of Directors of Haggar Corp. (the “Company”) announced (i) an amended slate of candidates, composed of Rae F. Evans and  Donald E. Godwin, for election to its Board of Directors at the next annual meeting of stockholders, to be held on April 2, 2003; (ii) the expansion of the Board of Directors from six to eight directors; (iii) the appointment of James Neal Thomas to the Board of Directors; and (iv) an agreement reached with Thomas G. Kahn, who terminated the pending proxy contest and was appointed to the Board of Directors. A copy of the Settlement Agreements with Messrs. Kahn and Mark E. Schwarz are attached as Exhibits 99.2 and 99.3, respectively, to this report and are incorporated into this Item 5 by reference.

Item 7.            Financial Statements and Exhibits.

The following exhibits are being furnished pursuant to Item 5.

(c)           Exhibits.

99.1 — Press release, dated February 3, 2003.

99.2 — Settlement Agreement, dated February 17, 2003, by and among the Company, Thomas G. Kahn, Donald Kahn, Irving Kahn, Kahn Brothers & Co., Inc., a New York corporation, and the Kahn Brothers & Co. Profit Sharing Plan & Trust, a trust organized under the laws of New York.

99.3 — Settlement Agreement, dated February 17, 2003, by and among the Company, Mark E. Schwarz, Newcastle Capital Group, L.L.C., a Texas limited liability company, Newcastle Capital Management, L.P., a Texas limited partnership, and Newcastle Partners, L.P., a Texas limited partnership.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAGGAR CORP.
(Registrant)

Date: February 17, 2003	By:	/s/ David Tehle
	Name:	David Tehle
	Title:	Executive Vice President and
Chief Financial Officer